EXHIBIT 99.1

SinglePoint Congratulates Subsidiary Boston Solar on Industry Forging Partnership with Energizer Solar

Phoenix, AZ - January 3rd 2023 - SinglePoint Inc. (Cboe:SING) (“SinglePoint’’ or “the Company’’) a provider in renewable energy, energy supply and healthy building congratulates subsidiary Boston Solar in establishment of partnership with leading brand Energizer Solar.

“Two weeks ago, SinglePoint became the first ever US listed Company on Cboe. This single achievement has unlocked the exponential growth potential for SinglePoint and our subsidiaries. Boston Solar has demonstrated their ability to grow revenue and establish partnerships, including its role as a Proud Partner of the Boston Red Sox. The announcement yesterday is another major accomplishment for Boston Solar, which announced being chosen as the first US partner for Energizer Solar. Energizer is synonymous with batteries, and we look forward to bringing Energizer Solar’s home battery solution to market starting in Massachusetts and eventually the entire US”, comments Wil Ralston CEO SinglePoint.

Boston Solar Named First US Partner for Energizer Solar, Pioneering Renewable Energy Solutions in the American Market

Boston, MA January 2nd, 2023 – In a groundbreaking move that marks a significant milestone in the renewable energy sector, Boston Solar, a subsidiary of SinglePoint Inc (CBOE:SING) a leader in solar energy solutions, has joined forces with Energizer Solar to launch Energizer Solar renewable energy solutions starting with the Energizer Solar home battery solution.

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Energizer Solar is a global powerhouse in energy products. Already highly successful in Australia, Germany and the UK, this partnership will now bring Energizer Solar’s renewable-based solutions to the North American market. This strategic partnership will set high standards for sustainable energy solutions in American homes, powered by an iconic American company.

“This new partnership continues to build upon Boston Solar’s credence in providing the best customer service, the best products, and the best experience available in the industry. Our team sets ourselves apart from the competition as proud partners of the Boston Red Sox and now by bringing Energizer Solar’s suite of renewable products to the US in partnership with 8 Star Energy. Energizer is a household name when it comes to batteries with global brand recognition and a welcome addition to the renewable energy market. We look forward to becoming an invaluable partner in the successful rollout in the US starting in Massachusetts and growing into additional markets.” adds Wil Ralston, CEO of SinglePoint Inc.

A New Era in Renewable Energy

Boston Solar is proud to be the first renewable energy company in the United States to offer Energizer Solar products. This collaboration represents a fusion of Boston Solar’s expertise in solar energy solutions with Energizer Solar’s innovative technology in energy storage. The initial focus on residential battery storage systems is a response to the growing demand for efficient and reliable home energy solutions, reflecting the commitment of both companies to empower consumers towards a more sustainable future.

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Training and Onboarding: Preparing for Excellence

To ensure the highest standards of service and expertise, the two companies are diligently working to commence the initial training and onboarding of Boston Solar’s sales and installation teams. This rigorous training program is designed to equip the teams with in-depth knowledge and skills required to effectively sell, deliver, and install the Energizer Solar suite of products.

A Sustainable Future Powered by Innovation

The partnership between Boston Solar and Energizer Solar is more than a business alliance; it’s a vision for a sustainable future. As pioneers in their respective fields, both companies share a commitment to innovation, quality, and environmental stewardship. Together, they are set to transform the renewable energy landscape, offering consumers solutions that are not only eco-friendly but also reliable and efficient.

Energizer Solar is designed to empower families and individuals to tap into solar energy, advocating for sustainable living and environmental stewardship. In an era where the global focus is shifting towards a clean and electric future, Energizer Solar introduces a variety of pioneering solar solutions. These products embody the essence of the esteemed Energizer brand, known for its dependable performance, enduring quality, and efficient energy use.

Having made a successful debut in the Australian and European markets, Energizer Solar provides a comprehensive range of solar products. This collection will enable Boston Solar to provide energy storage systems to their new and existing customer base. The offerings include energy storage systems ranging from 3.8 kw to 45.6 kw and 8 kwh to 112 kwh. This broad product portfolio will allow Boston Solar to meet all of their customer’s needs in today’s market.

For more information about this exciting partnership and the Energizer solar products, please visit Energizer Solar.

About Boston Solar

Boston Solar is a subsidiary of SinglePoint Inc. (CBOE:SING) Since its founding in 2011, Boston Solar has installed more than 5,000 residential and commercial solar arrays, powering thousands of homes and businesses in New England, primarily in Massachusetts. Boston Solar’s mission is to provide superior clean energy products, exceptional customer service, and the highest-quality artistry in residential and commercial installations.

Boston Solar has accumulated several distinctions of recognition of the company’s outstanding triumphs:

•	Honored with the 2020 Guildmaster Award from GuildQuality, the award acknowledged how Boston Solar demonstrated exceptional customer service within the residential construction industry.

•	Named a Top Solar Contractor by Solar Power World magazine for five consecutive years.

•	Applauded by the Boston Business Journal’s “Largest Clean Energy Companies in Massachusetts” list.

Boston Solar is a Solar Energy Business Association of New England (SEBANE) member. The company is headquartered at 55 Sixth Road, Woburn, MA 01801. Learn more at: www.bostonsolar.us

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About Energizer Solar

Energizer Solar, a licensed product range of residential and portable solar products from 8 Star Energy, focuses on providing sustainable energy solutions, enabling individuals to embrace clean energy alternatives. As a licensed partner to Energizer Holdings, one of the world’s largest manufacturers and distributors of primary batteries, portable lights, and auto care products, 8 Star Energy is providing better access to clean energy solutions that improve people’s lives and the planet. With headquarters in Australia, the United States, and Europe, 8 Star Energy is making a global impact to propel the Energizer brand into the renewable energy market.

About Energizer

Energizer Holdings, Inc., headquartered in St. Louis, Missouri, USA, is one of the world’s largest manufacturers of primary batteries and portable lighting products and is anchored by its globally recognized brands Energizer®, EVEREADY®, Rayovac®, and VARTA®.

Forward-Looking Statements

Certain statements in this news release may contain forward-looking information within Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934 and are subject to the safe harbor created by those rules. All statements, besides statements of fact included in this release, including, without limitation, statements regarding revenue projections, financing opportunities, potential plans and objectives of the Company, anticipated growth, and future expansion, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.

Technical and other complications, which may arise, could prevent the prompt implementation of any strategically significant plan(s) outlined above. The Company undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

Boston Solar

617-409-0161

info@bostonsolar.us

Contact

SinglePoint Inc

investors@singlepoint.com

888-682-7464

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